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                                  EXHIBIT 10(s)

           Settlement Agreement, dated November 27, 2001, between the
                       Registrant and Laurens J.M. de Kort


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                              SETTLEMENT AGREEMENT
            (IN ACCORDANCE WITH CLAUSE 7:900 OF THE DUTCH CIVIL CODE)

BETWEEN:

1.   L.J.M. DE KORT, an individual residing in [ADDRESS
                                 ] (hereinafter referred to as "DE KORT");

and

2. SCOTTS INTERNATIONAL B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, having its registered office at Heerlen, The Netherlands and its principal place of business at Koeweitstraat 2, 4181 CD Waardenburg, The Netherlands (hereinafter referred to as "SCOTTS");

De Kort and Scotts hereinafter jointly referred to as the "PARTIES".

WHEREAS:

(a)  De Kort has been employed by Scotts from 7 September 1982;

(b) On 17 August 1995 Parties have entered into a new employment agreement (hereinafter referred to as the "EMPLOYMENT AGREEMENT");

(c) De Kort has been appointed as Managing Director (statutair directeur) of Scotts as of 11 November 1995. Furthermore, has a number of other positions within affiliated companies of Scotts;

(d) A dispute has arisen as regards the position of De Kort as a result of which the Parties have agreed on a termination of De Kort's employment and positions within Scotts and any affiliated companies of Scotts (the "ASSOCIATED COMPANIES") under the terms and conditions set forth hereinafter;

HEREBY IT IS AGREED AS FOLLOWS

1.   TERMINATION OF EMPLOYMENT

1.1 The Parties will request the District Court to terminate the Employment Agreement between De Kort and Scotts through formal court proceedings as per 31 October 2001 (the "TERMINATION DATE"). Scotts will file a petition with the District Court asking for the termination of the Employment Agreement as per 31 October 2001 on neutral grounds. De Kort will defend himself against this petition only on so-called "formal grounds" by submitting a short statement of defence with the District Court. The Parties will agree on the contents of those

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     documents beforehand. The Parties will waive their respective right to an oral hearing.

2.   RELEASE OF DUTIES

2.1 Until the Termination Date, De Kort will not perform any duties under the Employment Agreement. During this period, De Kort furthermore shall not perform or exercise any function or activities as employee or director of Scotts or of the Associated Companies, including the exercise of any authorities granted to him under (supervisory) board resolutions, powers of attorney, mandates or any other similar instruments, unless specifically and occasionally requested by Scotts, which De Kort hereby accepts.

3.   CONTINUATION OF SALARY AND OTHER BENEFITS

3.1 Scotts shall continue to pay De Kort his current regular salary and other customary benefits pursuant to the Employment Agreement until the Termination Date. De Kort will submit the final cost expenses accompanied by invoices for settlement before the Termination Date.

3.2 The bonus for fiscal year 2001 will be established and subsequent payment will be made in accordance with the bonus incentive arrangement applicable within Scotts. De Kort is not entitled to any other bonus payments.

4.   SEVERANCE PAYMENT

4.1 Scotts shall pay to De Kort an amount of NLG 2,550,000.- gross as a compensation for the termination of his employment and the loss of income as a result thereof (the "COMPENSATION SUM"). If De Kort desires, Scotts is prepared to pay some or all of the Compensation Sum into a Dutch limited liability company incorporated by De Kort (THE "STAMRECHT B.V."), provided that the compensation will be used for the purchase of rights that qualify under the stamrecht exemption in Article 11 paragraph 1 sub g of the Wages and Salaries Tax Act 1964 (Wet op de Loonbelasting 1964).

4.2 Scotts will pay the Compensation Sum at the Termination Date. De Kort shall inform Scotts of how payment should be made as soon as possible but no later than one week before payment should be made.

4.3 If the District Court will grant a higher or lower or other form of compensation amount than the Compensation Sum, De Kort will not be entitled to any payment in excess or below the Compensation Sum.


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5.   HOLIDAYS


     Within one month after the Termination Date, Scotts shall pay all accrued but untaken holidays.

6.   STOCK OPTIONS

     With regard to stock options, the Parties agree as follows.

     a) Scotts waives all the rights on clause 7.4 of the 1996 Stock Option Plan (reflecting the amendments through April 1, 1999) (THE "STOCK OPTION PLAN") regarding forced exercise of options within 90 days after termination date, thus De Kort will be entitled to exercise the options at any later date until the end of the final exercise period.

     b) Scotts waives the rights with regard to the non-compete provisions set forth in clause 7.5 (a) in the Stock Option Plan, however with the strict exception of the following:


          De Kort shall be prohibited to directly or indirectly work for HAIFA Chemicals in the field of multicoat or Shiso-Assai in the field of nutricoat or either of these companies in the field of horticulture turf amenity.

7.   PENSION

7.1 As of the Termination Date, De Kort will no longer be entitled to any payments into the collective pension scheme of Scotts. De Kort will receive a premium free pension entitlement as per 31 October 2001 in accordance with the Dutch Pensions and Savings Act (Pensioen en Spaarfondsenwet).

8.   LEGAL FEES

     Scotts is prepared to contribute to the legal costs incurred by De Kort up to a maximum amount of NLG 15,000 excluding VAT provided that De Kort's legal advisor will submit an invoice in the name of Scotts to the attention of Ms Hadia Lefavre.

9.   RESIGNATION FROM OFFICERSHIPS AND DIRECTORSHIPS

     Effective as per 31 October 2001 De Kort shall voluntarily resign from his positions as managing director, as well as any other position within Scotts and the Associated Companies, in which he has served prior to the Termination Date and undertakes to take such action and sign such documentation as may be required to

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     give effect to such resignations. Scotts and the Associated Companies shall procure proper, timely registration of such resignations.

9.1 De Kort will cooperate to transfer all written Powers of Attorney to all persons appointed by Scotts.

10.  RETURN OF PROPERTY

10.1 De Kort expressly agrees that on or before 31 October 2001 he shall return to Scotts or an appointed third party in good state all property of Scotts and/or the Associated Companies including, but not limited to: his company credit card, mobile phone, access port, laptop, printer, fax, any and all computer equipment, software and diskettes, documents, papers, records, accords, notes, agenda, memoranda, plans, calendars and other books and records of any kind and nature whatsoever containing information concerning Scotts and/or the Associated Companies or their customers or operations. De Kort confirms that he will not retain copies of any such property or other materials.

10.2 Belongings of De Kort in the offices and/or in the Dublin apartment will be sent to De Kort's home address.

10.3 De Kort may continue the use of the lease car until the end of the lease contract (30 January 2002) at the expenses of Scotts, with continuation of the lease conditions applicable within Scotts, without prejudice to the right of De Kort to buy the lease car for rest value from the lease company. The tax liability with respect to the use of the lease car is for the account of De Kort.

11.  COMMUNICATION AND RECEPTION

11.1 A communication of a positive nature regarding the departure De Kort will be made to the personnel of Scotts. The Parties will agree prior to 28 September 2001 on the content hereof.

11.2 Scotts will arrange a goodbye-reception/dinner for De Kort.

12.  TAX ISSUE

     Parties acknowledge that they are in disagreement on potential Dutch tax liabilities with regard to the split salary arrangement, as well as potential Dutch tax liabilities with regard to the complete pension arrangements, as well as to the question which of the parties should in the end bear the costs of such liability. De Kort hereby declares that he has always filed his personal Dutch income tax statements clearly stating the salary split in all the relevant foreign countries. The parties shall fully cooperate in the coming period to supply the necessary documentation and/or information to the tax advisor of Scotts currently dealing with the issue. De Kort



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     accepts PWC as the tax advisor dealing with this matter, provided De Kort is adequately informed of all relevant developments.

13.  CONFIDENTIALITY

     De Kort shall keep strictly secret and confidential the terms and conditions of this agreement. De Kort agrees to keep strictly confidential and not use in any way any other non-public information such as trade secrets and proprietary and/or confidential information of Scotts and the Associated Companies, of which he became aware during his employment by Scotts. In addition, the Parties will not disclose, divulge, or communicate to any third party any negative or damaging information about the other party concerned nor communicate to any third party and any details or information regarding the contents of this agreement unless required by law and except with regard to the tax advisors of parties; provided however that the foregoing shall not apply to litigation documents filed in connection with either parties efforts to enforce this agreement or otherwise.

14.  RELEASE

     No other issues between parties are open. Except for the fulfilment of the above mentioned rights and obligations as well as the options, parties will be fully discharged towards each other. More specifically, De Kort waives any claim that he may have agains any company within the Scotts Group of companies.

15.  GOVERNING LAW

     This Agreement shall be construed in accordance with and governed by the laws of The Netherlands.


In witness whereof Scotts and De Kort have signed this Agreement in twofold.


/s/ James Hagedorn                         /s/ L.J.M. DE KORT
--------------------------------           ------------------------------------
SCOTTS INTERNATIONAL B.V.                  L.J.M. DE KORT
Date:                                      Date: 27-11-01
By:
Title:



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